Exhibit 5.1

Fleming PLLC

30 WALL STREET 8TH FLOOR NEW YORK NEW YORK 10005

TEL 516 833 5034 FAX 516 977 1209 WWW.FLEMINGPLLC.COM

March 27, 2019

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio  45140

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion, as counsel to Workhorse Group Inc., a Nevada corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration for resale of up to 9,306,661 shares of the Common Stock, $0.001 par value, of the Company on behalf of certain selling stockholders (the “Warrant Shares”) issuable upon the exercise of certain common stock purchase warrants held by such selling stockholders (the “Warrants”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Warrants, the Company’s Articles of Incorporation, as amended, its Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

Our opinion is expressed only with respect to the federal laws of the United States of America and Section 78 of the Nevada Revised Statutes.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

It is understood that this opinion is to be used only in connection with the offer and sale of the Warrant Shares while the Registration Statement is in effect.

Very Truly Yours,

/s/ Fleming PLLC
Fleming PLLC